Exhibit 99.3
MDCO 2Q’09 Conference Call Summary
Company Achieves First Quarter of Net Sales in Excess of $100 Million
Operations Highlights
▪	Angiomax
o	Net U.S. revenue increased by 17% to $98.8 million in 2Q’09 from $84.5 million for 2Q’08.
▪	Inventory levels remain in the 4-6 week target range.
o	Net international revenue increased to $4.5 million in 2Q’09 from $2.3 million for 2Q’08.
▪	Cleviprex
o	Net revenue of $0.9 million in2Q’09.

o	Exceeded 246 cumulative formulary wins since launch in September 2008.
▪	EPS
o	Reported GAAP EPS of $0.07 for 2Q’09, compared to $0.08 for 2Q’08.

o	Non-GAAP EPS of $0.24 for 2Q’09, compared to $0.28 for 2Q’08. For reconciliations between GAAP and non-GAAP fully diluted (loss) earnings per share (EPS) for the second quarter of 2009 and 2008, please see our earnings press release issued July 29, 2009.
2009 Guidance (in millions, except percentages and per share data)
The Medicines Company is changing guidance for fiscal year 2009 as follows:

	April 28, 2009	July 29, 2009
	Guidance	Guidance Changes(1)
Net Sales
US Angiomax	$395-$405		(3)
International Angiox	$30-$40		(3)
Total Angiomax / Angiox	$425-$445	$425-$445	(4)

US Cleviprex	$10-$19	$5-$10
Total Net Sales	$435-$464	$430-$455

Cost of Revenue	28%

R&D (GAAP)	$97-$102

(w/o 123R)	$93-$98

SG&A (GAAP)	$194-$201

(w/o 123R)	$178-$183

Stock Based Comp —123R (2)	$20-$22

Investment Income	$3-$5

Effective Tax Rate	45%-50%

Net Income (loss) — GAAP	$13-$18
— Non GAAP	$47-$59

EPS — GAAP	$0.24-$0.34

EPS — Non GAAP	$0.88-$1.10

(1)	Where no changes are indicated, previous guidance is reiterated.

(2)	Note that GAAP reporting of R&D and SG&A include stock based compensation expense

(3)	We expect the split between U.S. and international sales will differ from previous guidance.

(4)	Updated guidance is provided for combined Angiomax / Angiox sales globally only.
Non-GAAP net income (loss) and non-GAAP EPS each exclude expense from the Targanta acquisition, compensation expense relating to SFAS 123R, and non-cash tax provision.
This document is intended to assist listeners of The Medicines Company’s quarterly results conference call available via webcast at www.themedicinescompany.com. In this document and the call, statements about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including our 2009 guidance, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, our ability to develop our global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 11, 2009, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.